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                                                                  EXHIBIT 2(b)

                                OPTION AGREEMENT


         OPTION AGREEMENT, dated as of November 22, 2000 (the "Agreement") between Thinking Technologies, L.P., a Delaware limited partnership ("Optionee") whose address is 200 Park Avenue, New York, New York 10166, Michael Lee, an individual ("Lee"), whose address is c/o StartFree.com, 10050 Montgomery Road, Suite 340, Cincinnati, Ohio, 45242, and Tritium Networks, Inc., a Delaware Corporation ("Tritium") whose address is c/o StartFree.com, 10050 Montgomery Road, Suite 340, Cincinnati, Ohio, 45242.

                                    RECITALS:

         Reference is made to the bridge loans made by Optionee to Thinking Tools, Inc. (the "Company") in the aggregate principal amount of up to $1,000,000 (the "Bridge Loans") evidenced by a Convertible Demand Promissory Note (the "Note"), dated as of November 22, 2000. Unless otherwise defined herein, capitalized terms shall have the meaning given to such terms in the Note.

         This Option Agreement is integral to the advances made and which may be made by Optionee to the Company.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in connection with advances to the Company under and in accordance with the terms of the Note, the parties hereto hereby agree as follows:

          1. Reference to the Note. The terms, conditions and provisions of the Note are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder until all sums due and to become due thereunder or under any other documents in connection with the Bridge Loans have been paid or repaid in full.

         2. Grant of Option. Upon the terms and subject to the conditions set forth herein, Lee hereby grants to Optionee the right and option (the "Option") to purchase from him up to 600,000 shares (the "Option Shares") of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), which shares shall include, without limitation, any dividends, distributions and other securities issued upon conversion of the Preferred Shares. Further, in the event that this Option becomes exercisable prior to the liquidation of Tritium and, at such time, Tritium is then the record owner of the Preferred Shares, Tritium hereby grants to the Optionee the right and option to purchase from Tritium the Preferred Shares on the same terms and conditions as the Option granted by Lee to Optionee.

         3. Purchase Price. The purchase price (the "Purchase Price") for the Option Shares shall be an aggregate price of $100, reduced proportionately if less than all of the Option Shares are purchased, subject to adjustment as set forth herein.

         4. Time of Exercise; Term. (a) The Option shall become exercisable with respect to the underlying Option Shares upon the failure of the Company to pay, when due, the principal of and interest on the Note upon demand therefor. No
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waiver, amendment, modification, compromise or settlement in respect of the Note or exercise of Optionee's right to convert the Note into shares of Common Stock of the Company shall in any way affect Optionee's rights under the Option.

            (b) The Option shall expire and cease to have any force or effect on the date on which all amounts and obligations under the Note have been paid and performed in full (the "Expiration Date").


         5. Method of Exercising Option and Payment of Purchase Price. The Option shall be exercised by the delivery by the Optionee to Lee or Tritium, as the case may be, at the respective addresses set forth above of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made in U.S. dollars by check payable to the order of Lee or Tritium, as the case may be, or by wire transfer to an account designated by Lee or Tritium, as the case may be. Within ten days after each such exercise of this Option, Lee or Tritium, as the case may be, shall cause to be delivered to Optionee a certificate or certificates evidencing the Option Shares registered in the name of Optionee or its designee. Upon receipt by Lee or Tritium, as the case may be, of a notice of exercise of the Option, Optionee shall be deemed to be the holder of record of the Option Shares transferable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be physically delivered to Optionee.

         6. Representations. Lee and Tritium hereby represent that (i) each of Lee and Tritium has the legal capacity or authority, as the case may be, to enter into and execute this Agreement and that Tritium is authorized to enter into this Agreement; (ii) Lee is entitled to receive the Preferred Shares upon the liquidation of Tritium, of which Lee is a principal shareholder; and (iii) other than the Voting Agreement, dated as of March 7, 2000, by and among the Company, Optionee, Fred Knoll, Tritium and the stockholders of Tritium whose names appear on the signature pages thereof, the Preferred Shares are not subject to any option, warrant, put, call or other right to purchase, stock transfer restriction, other agreement, understanding or arrangement of any kind relating to the voting or disposition thereof, lien, encumbrance, security interest or pledge.

         7. Restrictions on Transfer. Other than the distribution to Lee upon the liquidation of Tritium and as otherwise provided in the Voting Agreement, until the purchase of the Option Shares pursuant to this Option Agreement or the expiration of the period for exercise of the Option, neither Lee nor Tritium shall Transfer (defined below) the Option Shares. For the purposes of this Agreement, "Transfer", means any transfer, sale, exchange, assignment, the creation of any option or right to purchase, security interest or other encumbrance, and any other disposition of any kind, whether voluntary or involuntary, affecting title to, possession of or voting rights of the Option Shares.

         8. Legend. Until such time as the Option is exercised with respect to all of the Option Shares, all stock certificates evidencing the Option Shares shall include a legend as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AGREEMENT DATED NOVEMBER 22, 2000 BETWEEN THINKING TECHNOLOGIES, L.P.,
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         MICHAEL LEE, AND TRITIUM NETWORKS, INC., A COPY OF WHICH IS ON FILE
         WITH THE SECRETARY OF THE COMPANY."

         9. Transfer and Investment Representation. Optionee represents that, unless at the time of exercise of the Option the Option Shares are registered under the Securities Act of 1933, any and all Option Shares purchased hereunder shall be acquired for investment only and without a view to the resale or distribution thereof. If the Option Shares are not so registered, certificates for the Option Shares shall bear a legend reciting the fact that such Option Shares may only be transferred pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel to the Company (or an opinion of counsel to Optionee reasonably satisfactory to the Company) that such registration is not required.

         10. No Rights in Option Shares. Optionee shall have none of the rights of a shareholder with respect to the Option Shares unless and until the Option Shares are issued to it upon exercise of the Option.

         11. Governing Law/Jurisdiction. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. Any action or proceeding in connection with this Agreement may be brought in a court of record of the State of New York, County of New York or any federal court located therein, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy thereof to such party, by registered mail, at its address to be used for the giving of notices under this Agreement. IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE PARTIES MUTUALLY WAIVE TRIAL BY JURY AND ANY CLAIM THAT NEW YORK COUNTY IS AN INCONVENIENT FORUM.

12. Miscellaneous. This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof. All notices under this Agreement shall be given in accordance with Section 12 of the Note. This Agreement may be executed in any number of counterparts and by telecopier, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]
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                  IN WITNESS WHEREOF, the parties have executed this Option
Agreement as of the day and year first above written.

                                         THINKING TECHNOLOGIES, L.P.


                                         By: /s/ Fred Knoll
                                            ------------------------------------
                                            Name:  Fred Knoll
                                            Title:


                                         MICHAEL LEE


                                         By: /s/ Michael Lee
                                            ------------------------------------
                                            Name: Michael Lee




                                         TRITIUM NETWORKS, INC.



                                         By: /s/ Michael Lee
                                            ------------------------------------
                                            Name:  Michael Lee
                                            Title: President